EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR THE FIRST QUARTER OF 2003

Wheeling, IL – April 23, 2003 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today announced net income for the first quarter of 2003 of $5.1 million, or $0.45 per diluted common share, compared to net income of $5.3 million during the first quarter of 2002, or $0.64 per diluted common share. The lower level of net income was primarily a result of a decrease in net interest income and lower noninterest income. The effect of these items was partially offset by lower non-interest expense, including a non-recurring reimbursement of legal fees described below. The decline in diluted earnings per share was a result of the decline in net income coupled with an increase in the number of common shares outstanding. In October 2002, the Company issued 2,587,500 additional shares in an initial public offering.

“First quarter results were impacted by continued lower market interest rates that have created margin compression as well as an uncertain and weakened economy that we believe have restrained our current and prospective customers from expanding,” said Jeffrey W. Taylor, Chairman of Taylor Capital Group. “However, I am pleased by the progress we have made in continuing to reposition ourselves in our core lines of business, particularly small and middle-market business banking. We have increased our visibility in the marketplace with our television advertising campaign in the first quarter, and we have refined and improved our cash management product delivery. We also are continuing to evaluate opportunities to improve our efficiency and operating leverage.”

Net Interest Income:

During the first quarter of 2003, net interest income was $24.2 million compared to $24.8 million during the first quarter of 2002, a decrease of $581,000 or 2.3%. While net interest income benefited from a $125 million, or 5.5%, increase in average earning assets, the Company experienced compression in the net interest margin. The tax equivalent net interest margin during the first quarter of 2003 was 4.13% compared to 4.47% during the same quarter a year ago. The $45.0 million of 9.75% junior subordinated debentures issued by the Company in October 2002 caused the tax equivalent net interest margin to decline approximately 20 basis points as the cost of these securities was higher than the average cost of the Company’s other interest-bearing liabilities. In addition, the continued low interest rate environment has had, and will likely continue to have, a negative impact on the net interest margin and, therefore, net interest income. During the low interest rate environment over the past fifteen months, many of the Company’s interest earning assets have continued to reprice downwards. At the same time the Company believes many interest-bearing liability rates are close to their lowest likely levels.

The provision for loan losses was $2.3 million during the first quarter of 2003 compared to $2.5 million during the first quarter of 2002. We recorded a lower provision for loan losses during the first quarter of 2003 based upon several factors during the quarter, including the lower level of net charge-offs, minimal total loan growth and favorable resolution of several individual troubled loans during the quarter. The Company’s ratio of the allowance for loan losses to total loans was 1.89% at March 31, 2003, compared to 1.81% at December 31, 2002 and 1.84% at March 31, 2002.

Noninterest Income:

During the first quarter of 2003, noninterest income was $4.5 million, a decrease of $405,000, or 8.2%, compared to noninterest income of $4.9 million during the same quarter a year ago. The decline in noninterest income was primarily due to reduced trust fees as a result of the Company’s sales of, and exit from, certain fiduciary trust lines of business during the last four months of 2002. A slight increase in service charges, primarily on deposit accounts, partly offset this decrease.

Noninterest Expense:

Noninterest expense in the first quarter of 2003 was $18.5 million, a decrease of $351,000 or 1.9%, as compared to noninterest expense of $18.8 million during the first quarter of 2002.

Advertising expense totaled $1.3 million in the first quarter of 2003, as compared to $456,000 in the first quarter of 2002, primarily as a result of television and print advertising designed to increase the Bank’s visibility in the business community. “During the first quarter we began to get our message to the market through television and print advertising and an aggressive calling program. Our efforts have resulted in a very good pipeline, which we expect to convert into profitable results over the coming year,” said Bruce W. Taylor, President of Taylor Capital Group. The Company does not currently plan to continue this level of television and print advertising during the remaining quarters of 2003.

Corporate insurance costs increased to $833,000 in the first quarter of 2003 from $244,000 in the first quarter of 2002. The increase was associated with market-driven costs, including those of becoming a publicly-traded company.

The impact on non-interest expenses of the increases in advertising and insurance was offset by the receipt of a $2.1 million reimbursement of legal fees associated with the split-off litigation against the Company that was settled in October 2002. The Company does not anticipate further reimbursements relating to the split-off litigation defense.

Also during the first quarter, the Company signed a lease at 9550 West Higgins Road in Rosemont, Illinois, for 108,000 square feet of operations and office space. The Company expects to consolidate all of its corporate, operational and administrative departments at this location by September 2003.

Balance Sheet:

Total assets of the Company were $2.57 billion at March 31, 2003, compared to $2.54 billion at December 31, 2002 and $2.41 billion at March 31, 2002. At March 31, 2003, total loans were $1.88 billion, total deposits were $1.95 billion, and stockholders’ equity was $170.0 million. In comparison, at December 31, 2002, total loans were $1.88 billion, as growth in commercial loans in 2003 was offset by payoffs of home equity and manufactured home loans. Total deposits at December 31, 2002 were $1.96 billion, and stockholders’ equity was $168.7 million. At March 31, 2002, total loans were $1.76 billion, total deposits were $1.82 billion and stockholders’ equity was $173.0 million.

Taylor Capital Group, Inc. is a bank holding company headquartered in Wheeling, Illinois, a suburb of Chicago. The Company derives virtually all of its revenue from its subsidiary, Cole Taylor Bank, which presently operates 11 banking centers throughout the Chicago metropolitan area.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2003 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability of interest rate fluctuations and imbalances in the interest rate sensitivities of our assets and liabilities; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb potential losses in our loan portfolio; the possible difficulties or unforeseen costs of relocating and consolidating our administrative and operational functions; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with our reliance on third party professionals who provide certain financial services to our customers; changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in our December 31, 2002 Annual Report on Form 10-K under the caption “Risk Factors.”

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Contact:

For Taylor Capital Group, Inc.

Christopher Stoepel (847-537-0020)

Taylor Capital Group, Inc.	Page 1

Summary of Selected Quarterly Financial Data

Dollars in Thousands

Unaudited

	Year-to Date March 31,		2003	2002
	2003	2002	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Condensed Income Data:
Interest income	$34,787	$36,114	$34,787	$35,942	$37,184	$36,775	$36,114
Interest expense	10,608	11,354	10,608	10,957	11,183	11,186	11,354

Net interest income	24,179	24,760	24,179	24,985	26,001	25,589	24,760
Provision for loan losses	2,300	2,475	2,300	2,475	2,475	2,475	2,475

Net interest income after provision for loan losses	21,879	22,285	21,879	22,510	23,526	23,114	22,285
Noninterest income:
Service charges	3,148	2,937	3,148	3,032	3,128	3,109	2,937
Trust fees	1,063	1,530	1,063	985	1,473	1,279	1,530
Mortgage-banking activities	(12)	134	(12)	(7)	64	141	134
Gain on sale of investments	—	8	—	—	2,068	—	8
Other	336	331	336	516	412	839	331

Total noninterest income	4,535	4,940	4,535	4,526	7,145	5,368	4,940
Noninterest expense:
Salaries and employee benefits	10,839	10,705	10,839	10,864	9,945	12,266	10,705
Occupancy, furniture and equipment	2,390	2,643	2,390	2,395	2,529	2,390	2,643
Legal fees, net	(1,016)	720	(1,016)	1,085	1,167	1,126	720
Intangible asset amortization	96	66	96	95	139	66	66
Litigation settlement charge	—	—	—	—	(2,609)	64,509	—
Other	6,141	4,667	6,141	6,583	6,857	4,946	4,667

Total noninterest expense	18,450	18,801	18,450	21,022	18,028	85,303	18,801

Income (loss) before income taxes	7,964	8,424	7,964	6,014	12,643	(56,821)	8,424
Income tax expense	2,839	3,171	2,839	2,099	3,754	2,651	3,171

Net income (loss)	$5,125	$5,253	$5,125	$3,915	$8,889	$(59,472)	$5,253

Preferred dividend requirement	(861)	(861)	(861)	(861)	(861)	(861)	(861)

Net income (loss) available to common stockholders	$4,264	$4,392	$4,264	$3,055	$8,028	$(60,333)	$4,392

Pro Forma Net Income:
Net income (loss)—as stated	$5,125	$5,253	$5,125	$3,915	$8,889	$(59,472)	$5,253
Add back (subtract):
Litigation settlement charge	—	—	—	—	(2,609)	64,509	—

Net income—pro forma	$5,125	$5,253	$5,125	$3,915	$6,280	$5,037	$5,253

Preferred dividend requirement	(861)	(861)	(861)	(861)	(861)	(861)	(861)

Net income available to common stockholders—pro forma	$4,264	$4,392	$4,264	$3,055	$5,419	$4,176	$4,392

Per Share Data (1):
Net income (loss) per common share:
Basic	$0.45	$0.64	$0.45	$0.35	$1.18	$(8.82)	$0.64
Diluted	0.45	0.64	0.45	0.35	1.17	(8.82)	0.64
Pro forma net income per common share (2):
Basic	0.45	0.64	0.45	0.35	0.80	0.61	0.64
Diluted	0.45	0.64	0.45	0.35	0.79	0.61	0.64
Cash dividends per common share	0.06	0.06	0.06	0.06	0.06	0.06	0.06
Book value per common share	13.96	19.71	13.96	13.87	13.05	11.75	19.71
Dividend payout ratio	13.33%	9.38%	13.33%	17.14%	5.13%	-0.68%	9.38%
Weighted average shares-basic	9,427,324	6,835,345	9,427,324	8,787,362	6,815,267	6,842,081	6,835,345
Weighted average shares-diluted	9,456,501	6,866,572	9,456,501	8,799,888	6,844,014	6,842,081	6,866,572
Shares outstanding-end of period	9,438,769	6,835,278	9,438,769	9,410,660	6,819,474	6,813,588	6,835,278
Average Balance Sheet Data (3):
Total assets	$2,526,200	$2,397,501	$2,526,200	$2,489,416	$2,460,550	$2,421,080	$2,397,501
Investments	497,169	496,838	497,169	484,647	497,543	509,779	496,838
Cash equivalents	26,881	21,726	26,881	16,763	28,022	20,515	21,726
Loans	1,877,768	1,758,626	1,877,768	1,860,514	1,810,562	1,771,815	1,758,626
Total interest-earning assets	2,401,818	2,277,190	2,401,818	2,361,925	2,336,127	2,302,109	2,277,190
Interest-bearing deposits	1,567,494	1,483,219	1,567,494	1,510,737	1,520,569	1,497,018	1,483,219
Borrowings	335,120	369,731	335,120	330,067	345,749	360,946	369,731
Trust preferred securities	45,000	—	45,000	35,217	—	—	—
Total interest-bearing liabilities	1,947,614	1,852,950	1,947,614	1,876,021	1,866,318	1,857,964	1,852,950
Noninterest-bearing deposits	374,213	342,969	374,213	409,897	377,220	359,051	342,969
Total stockholders' equity	169,520	174,020	169,520	157,310	122,168	176,684	174,020

Taylor Capital Group, Inc.	Page 2

Summary of Selected Quarterly Financial Data

Dollars in Thousands

Unaudited

	Year-to Date March 31,		2003	2002
	2003	2002	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Performance Ratios (annualized):
Return on average assets	0.81%	0.88%	0.81%	0.63%	1.45%	-9.83%	0.88%
Return on average equity	12.09%	12.07%	12.09%	9.95%	29.10%	-134.64%	12.07%
Pro forma return on average assets (2)	0.81%	0.88%	0.81%	0.63%	1.02%	0.83%	0.88%
Pro forma return on average equity (2)	12.09%	12.07%	12.09%	9.95%	20.56%	11.40%	12.07%
Tax Equivalent Net Interest Margin:
Net interest income as stated	$24,179	$24,760	$24,179	$24,985	$26,001	$25,589	$24,760
Add: Tax equivalent adjust.-investment (4)	326	419	326	354	363	388	419
Tax equivalent adjust.-loans (4)	44	49	44	46	47	48	49

Tax equivalent net interest income	$24,549	$25,228	$24,549	$25,385	$26,411	$26,025	$25,228

Net interest margin without tax adjust.	4.07%	4.39%	4.07%	4.21%	4.43%	4.45%	4.39%
Net interest margin—tax equivalent (4)	4.13%	4.47%	4.13%	4.27%	4.50%	4.53%	4.47%
Yield on earning assets without tax adjust.	5.85%	6.41%	5.85%	6.05%	6.33%	6.40%	6.41%
Yield on earning assets—tax equivalent (4)	5.91%	6.49%	5.91%	6.12%	6.40%	6.48%	6.49%
Yield on interest-bearing liabilities	2.21%	2.49%	2.21%	2.32%	2.38%	2.41%	2.49%
Net interest spread—without tax adjust.	3.65%	3.92%	3.65%	3.73%	3.95%	3.99%	3.92%
Net interest spread—tax equivalent (4)	3.70%	4.00%	3.70%	3.80%	4.02%	4.06%	4.00%
Average interest-earning assets to average interest-bearing liabilities	123.32%	122.90%	123.32%	125.90%	125.17%	123.90%	122.90%

	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002	Mar. 31, 2002	Dec. 31, 2001
Condensed Balance Sheet Data:
Total assets	$2,572,181	$2,535,461	$2,505,133	$2,462,869	$2,405,273	$2,390,670
Investment securities	544,527	501,606	500,109	506,699	508,967	494,208
Total loans	1,884,744	1,879,474	1,845,850	1,801,676	1,763,140	1,741,637
Allowance for loan losses	35,697	34,073	34,305	32,918	32,494	31,118
Goodwill	23,354	23,354	23,354	23,354	23,354	23,354
Total deposits	1,954,946	1,963,749	1,961,260	1,901,100	1,818,967	1,833,689
Short-term borrowings	255,778	215,360	195,917	224,847	247,225	244,993
Notes payable and FHLB advances	110,500	110,500	127,200	127,200	139,200	111,000
Trust preferred securities	45,000	45,000	—	—	—	—
Preferred stock	38,250	38,250	38,250	38,250	38,250	38,250
Common stockholders' equity	131,722	130,487	88,999	80,034	134,732	132,666
Total stockholders' equity	169,972	168,737	127,249	118,284	172,982	170,916
Asset Quality Ratios:
Nonperforming loans	$15,850	$18,258	$16,225	$15,329	$15,244	$17,400
Nonperforming assets	16,452	18,883	16,332	15,514	15,442	17,969
Allowance for loan losses to total loans	1.89%	1.81%	1.86%	1.83%	1.84%	1.79%
Allowance for loan losses to nonperforming loans	225.22%	186.62%	211.43%	214.74%	213.16%	178.84%
Net charge-offs to average total loans (5)	0.14%	0.39%	0.32%	0.36%	0.25%	0.49%
Nonperforming assets to total loans plus repossessed property	0.87%	1.00%	0.88%	0.86%	0.88%	1.03%
Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders' equity to assets	6.61%	6.66%	5.08%	4.80%	7.19%	7.15%
Average stockholders' equity to average assets (6)	6.71%	6.45%	6.50%	7.28%	7.26%	7.09%

Footnotes:
(1)	All share and per share data has been restated for a three-for-two stock split that was effected as a dividend to stockholders of record as of October 2, 2002.
(2)	Excludes litigation settlement charge.
(3)	Average balances are daily averages.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.